Exhibit 4.1


                             FIXED RATE SENIOR NOTE

REGISTERED                                                  REGISTERED
No. FXR                                                     U.S. $
                                                            CUSIP:

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                 MORGAN STANLEY
                    SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C


                PERFORMANCE LEVERAGED UPSIDE SECURITIES ("PLUS")

                             PLUS DUE JULY 30, 2006
                            MANDATORILY EXCHANGEABLE
                     FOR AN AMOUNT PAYABLE IN U.S. DOLLARS
                     BASED ON THE VALUE OF COMMON STOCK OF
                 FIFTEEN COMPANIES IN THE GOLD MINING INDUSTRY




ORIGINAL ISSUE DATE:          INITIAL REDEMPTION           INTEREST RATE: None          MATURITY DATE:
   February 10, 2004             DATE: N/A                                                 See "Maturity Date"
                                                                                           below.

INTEREST ACCRUAL              INITIAL REDEMPTION           INTEREST PAYMENT             OPTIONAL
   DATE: N/A                     PERCENTAGE: N/A              DATES: N/A                   REPAYMENT
                                                                                           DATE(S): N/A

SPECIFIED CURRENCY:           ANNUAL REDEMPTION            INTEREST PAYMENT             APPLICABILITY OF
   U.S. dollars                  PERCENTAGE                   PERIOD: N/A                  MODIFIED
                                 REDUCTION: N/A                                            PAYMENT UPON
                                                                                           ACCELERATION: See
                                                                                           "Alternate Exchange
                                                                                           Calculation in Case of
                                                                                           an Event of Default"
                                                                                           below.

IF SPECIFIED                  REDEMPTION NOTICE            APPLICABILITY OF             If yes, state Issue Price:
   CURRENCY OTHER                PERIOD: N/A                  ANNUAL INTEREST              N/A
   THAN U.S. DOLLARS,                                         PAYMENTS: N/A
   OPTION TO ELECT
   PAYMENT IN U.S.
   DOLLARS: N/A

EXCHANGE RATE                 TAX REDEMPTION                                            ORIGINAL YIELD TO
   AGENT: N/A                    AND PAYMENT OF                                            MATURITY: N/A
                                 ADDITIONAL
                                 AMOUNTS: N/A

OTHER PROVISIONS:             If yes, state Initial Offering
   See below                  Date: N/A


Maturity Date........................   July 30, 2006, subject to extension in
                                        the event of a Market Disruption Event
                                        on any Basket Valuation Date (as
                                        defined below).

                                        If due to a Market Disruption Event or
                                        otherwise, any Basket Valuation Date
                                        occurs on or after July 28, 2006, the
                                        Maturity Date shall be the second
                                        Trading Day
                                        following the final Basket Valuation
                                        Date. See "Basket Valuation Dates"
                                        below.

                                        In the event that the Maturity Date of
                                        the PLUS is postponed due to
                                        postponement of any Basket Valuation
                                        Date as described in the immediately
                                        preceding paragraph, the Issuer shall
                                        give notice of such postponement and,
                                        once it has been determined, of the
                                        date to which the Maturity Date has
                                        been rescheduled (i) to the holder of
                                        this PLUS by mailing notice of such
                                        postponement by first class mail,
                                        postage prepaid, to the holder's last
                                        address as it shall appear upon the
                                        registry books, (ii) to the Trustee by
                                        telephone or facsimile confirmed by
                                        mailing such notice to the Trustee by
                                        first class mail, postage prepaid, at
                                        its New York office and (iii) to The
                                        Depository Trust Company (the
                                        "Depositary") by telephone or facsimile
                                        confirmed by mailing such notice to the
                                        Depositary by first class mail, postage
                                        prepaid. Any notice that is mailed in
                                        the manner herein provided shall be
                                        conclusively presumed to have been duly
                                        given, whether or not the holder of
                                        this PLUS receives the notice. The
                                        Issuer shall give such notice as
                                        promptly as possible, and in no case
                                        later than (i) with respect to notice
                                        of postponement of the Maturity Date,
                                        the Business Day immediately following
                                        July 28, 2006, and (ii) with respect to
                                        notice of the date to which the
                                        Maturity Date has been rescheduled, the
                                        Business Day immediately following the
                                        actual Basket Valuation Date for
                                        determining the Final Average Basket
                                        Value (as defined below).

Denominations........................   $10 and integral multiples thereof

Payment at Maturity..................   At maturity, upon delivery of this PLUS
                                        to the Trustee, the Issuer shall pay
                                        with respect to each $10 principal
                                        amount of this PLUS an amount in cash
                                        equal to (i) if the Final Average
                                        Basket Value is greater than the
                                        Initial Basket Value (as defined
                                        below), the lesser of (a) $10 plus the
                                        Leveraged Upside Payment (as defined
                                        below) and (b) the Maximum Payment at
                                        Maturity (as defined below) or (ii) if
                                        the Final Average Basket Value is less
                                        than or equal to the Initial Basket
                                        Value, $10 times the Basket Performance
                                        Factor (as defined below).

                                        The Issuer shall, or shall cause the
                                        Calculation Agent to, (i) provide
                                        written notice to the Trustee and to
                                        the

                                        Depositary of the amount of cash to be
                                        delivered with respect to each $10
                                        principal amount of this PLUS, on or
                                        prior to 10:30 a.m. on the Trading Day
                                        preceding the Maturity Date (but if
                                        such Trading Day is not a Business Day,
                                        prior to the close of business on the
                                        Business Day preceding the Maturity
                                        Date), and (ii) deliver the aggregate
                                        cash amount due with respect to this
                                        PLUS to the Trustee for delivery to the
                                        holder of this PLUS on the Maturity
                                        Date.

Leveraged Upside Payment .............  The product of (i) $10 and (ii) 200%
                                        and (iii) the Basket Percent Increase
                                        (as defined below).

Maximum Payment at Maturity...........  $14.60

Basket Stocks........................   The Basket Stocks are the stocks of the
                                        fifteen issuers set forth in the table
                                        below. The table also indicates the
                                        ticker symbol for each Basket Stock,
                                        the U.S. exchange on which each Basket
                                        Stock is listed and the Exchange Ratio
                                        with respect to each Basket Stock, each
                                        as determined on February 5, 2004.

             Issuer of                          Ticker              Exchange
             Basket Stock                       Symbol  Exchange    Ratio
             ------------                       ------  --------    -----

             Agnico-Eagle Mines Limited         AEM      NYSE
             Barrick Gold Corporation           ABX      NYSE
             Bema Gold Corporation              BGO      AMEX
             Coeur D'Alene Mines
                Corporation                     CDE      NYSE
             Glamis Gold Ltd.                   GLG      NYSE
             Gold Fields Limited                GFI*     NYSE
             Goldcorp Inc.                      GG       NYSE
             Golden Star Resources Ltd.         GSS      AMEX
             Harmony Gold Mining
                Company Limited                 HMY*     NYSE
             Hecla Mining Company               HL       NYSE
             IAMGold Corporation                IAG      AMEX
             Kinross Gold Corporation           KGC      NYSE
             Meridian Gold Inc.                 MDG      NYSE
             Newmont Mining Corporation         NEM      NYSE
             Randgold Resources Ltd.            GOLD*    NASDAQ
             ---------
             * Trades as American Depositary Shares


Basket...............................   The Basket is initially composed of the
                                        common stock of the fifteen companies
                                        in the gold mining industry listed in
                                        the table under "Basket Stocks" above
                                        and shall consist of a number of shares
                                        of each Basket Stock equal to the
                                        Exchange Ratio with respect to such
                                        Basket Stock.

Exchange Ratio.......................   The Exchange Ratio for each Basket
                                        Stock is set forth in the table under
                                        "Basket Stocks" above and shall remain
                                        constant for the term of this PLUS,
                                        subject to adjustment for certain
                                        corporate and other events relating to
                                        the issuer of that Basket Stock. See
                                        "Adjustments to the Exchange Ratios"
                                        below.

Basket Percent Increase..............   A fraction, the numerator of which is
                                        the Final Average Basket Value minus
                                        the Initial Basket Value and the
                                        denominator of which is the Initial
                                        Basket Value.

Basket Performance Factor............   A fraction, the numerator of which is
                                        the Final Average Basket Value and the
                                        denominator of which is the Initial
                                        Basket Value.

Final Average Basket Value...........   The arithmetic average of the Basket
                                        Values on each of the Basket Valuation
                                        Dates.

Basket Valuation Dates...............   July 25, 2006, July 26, 2006 and July
                                        27, 2006; provided that if any such
                                        date is not a Trading Day or if there
                                        is a Market Disruption Event on such
                                        date, the Basket Valuation Dates shall
                                        be the first three Trading Days
                                        occurring on or after July 25, 2006 on
                                        which no Market Disruption Event
                                        occurs.

Initial Basket Value.................   $10.00

Basket Value.........................   The Basket Value on any date shall
                                        equal the sum of the products of the
                                        Closing Price and the Exchange Ratio
                                        for each Basket Stock, each determined
                                        as of such date by the Calculation
                                        Agent.

Closing Price........................   The Closing Price for one share of a
                                        Basket Stock (or one unit of any other
                                        security for which a Closing Price must
                                        be determined) on any Trading Day (as
                                        defined below) means:

                                        o    if a Basket Stock (or any such
                                             other security) is listed or
                                             admitted to trading on a national
                                             securities exchange, the last
                                             reported sale price, regular way,
                                             of the principal trading session
                                             on such day on the principal
                                             United States securities exchange
                                             registered under the Securities
                                             Exchange Act of 1934, as amended
                                             (the "Exchange Act"), on which
                                             such Basket Stock (or any such
                                             other security) is listed or
                                             admitted to trading,

                                        o    if a Basket Stock (or any such
                                             other security) is a security of
                                             the Nasdaq National Market (and
                                             provided that the Nasdaq National
                                             Market is not then a national
                                             securities exchange), the Nasdaq
                                             official closing price published
                                             by The Nasdaq Stock Market, Inc.
                                             on such day, or

                                        o    if a Basket Stock (or any such
                                             other security) is not listed or
                                             admitted to trading on any
                                             national securities exchange or a
                                             security of the Nasdaq National
                                             Market but is included in the OTC
                                             Bulletin Board Service (the "OTC
                                             Bulletin Board") operated by the
                                             National Association of Securities
                                             Dealers, Inc. (the "NASD"), the
                                             last reported sale price of the
                                             principal trading session on the
                                             OTC Bulletin Board on such day.

                                        If a Basket Stock (or any such other
                                        security) is listed or admitted to
                                        trading on any national securities
                                        exchange or is a security of the Nasdaq
                                        National Market but the last reported
                                        sale price or Nasdaq official closing
                                        price, as applicable, is not available
                                        pursuant to the preceding sentence,
                                        then the Closing Price for one share of
                                        such Basket Stock (or one unit of any
                                        such other security) on any Trading Day
                                        shall mean the last reported sale price
                                        of the principal trading session on the
                                        over-the-counter market as reported on
                                        the Nasdaq National Market or the OTC
                                        Bulletin Board on such day. If, because
                                        of a Market Disruption Event (as
                                        defined below) or otherwise, the last
                                        reported sale price or Nasdaq official
                                        closing price, as applicable, for a
                                        Basket Stock (or any such other
                                        security) is not available pursuant to
                                        either of the two preceding sentences,
                                        then the Closing Price for any Trading
                                        Day shall be the mean, as determined by
                                        the Calculation Agent, of the bid
                                        prices for such Basket Stock (or any
                                        such other security) obtained from as
                                        many recognized dealers in such
                                        security, but not exceeding three, as
                                        shall make such bid prices available to
                                        the Calculation Agent. Bids of MS & Co.
                                        or any of its affiliates may be
                                        included in the calculation of such
                                        mean, but only to the extent that any
                                        such bid is the highest of the bids
                                        obtained. The term "security of the
                                        Nasdaq National Market" shall include a
                                        security included in any successor to
                                        such system, and the term "OTC Bulletin
                                        Board Service" shall include any
                                        successor service thereto.

Trading Day..........................   A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock

                                        Exchange (the "NYSE"), the American
                                        Stock Exchange LLC, the Nasdaq National
                                        Market, the Chicago Mercantile Exchange
                                        and the Chicago Board of Options
                                        Exchange and in the over-the-counter
                                        market for equity securities in the
                                        United States.

Calculation Agent....................   Morgan Stanley & Co. Incorporated and
                                        its successors ("MS & Co.").

                                        All determinations made by the
                                        Calculation Agent shall be at the sole
                                        discretion of the Calculation Agent and
                                        shall, in the absence of manifest
                                        error, be conclusive for all purposes
                                        and binding on the holder of this PLUS
                                        and the Issuer.

                                        All calculations with respect to the
                                        Payment at Maturity, if any, will be
                                        made by the Calculation Agent and will
                                        be rounded to the nearest one
                                        billionth, with five ten-billionths
                                        rounded upward (e.g., .8765432105
                                        would be rounded to .876543211);
                                        all dollar amounts related to
                                        determination of the amount of cash
                                        payable for each $10 principal amount
                                        of this PLUS shall be rounded to the
                                        nearest ten-thousandth, with five one
                                        hundred-thousandths rounded upwards
                                        (e.g., .76545 would be rounded up to
                                        .7655); and all dollar amounts paid on
                                        the aggregate number of PLUS shall be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

Market Disruption Event..............   "Market Disruption Event" means, with
                                        respect to any Basket Stock (and, in
                                        the case of a Basket Stock that trades
                                        as American Depositary Shares ("ADS"),
                                        the ordinary shares of the issuer of
                                        such Basket Stock):

                                           (i) a suspension, absence or
                                           material limitation of trading of
                                           such Basket Stock or ordinary shares
                                           of the issuer of such Basket Stock
                                           that trades as ADS on the primary
                                           market for such Basket Stock or
                                           ordinary shares of the issuer of
                                           such Basket Stock that trades as ADS
                                           for more than two hours of trading
                                           or during the one-half hour period
                                           preceding the close of the principal
                                           trading session in such market; or a
                                           breakdown or failure in the price
                                           and trade reporting systems of the
                                           primary market for such Basket Stock
                                           or ordinary shares of the issuer of
                                           such Basket Stock that trades as ADS
                                           as a result of which the reported
                                           trading prices for such Basket Stock
                                           or ordinary
                                           shares of the issuer of such Basket
                                           Stock that trades as ADS during the
                                           last one-half hour preceding the
                                           close of the principal trading
                                           session in such market are
                                           materially inaccurate; or the
                                           suspension, absence or material
                                           limitation of trading on the primary
                                           market for trading in options
                                           contracts related to such Basket
                                           Stock or ordinary shares of the
                                           issuer of such Basket Stock that
                                           trades as ADS, if available, during
                                           the one-half hour period preceding
                                           the close of the principal trading
                                           session in the applicable market, in
                                           each case as determined by the
                                           Calculation Agent in its sole
                                           discretion; and

                                           (ii) a determination by the
                                           Calculation Agent in its sole
                                           discretion that any event described
                                           in clause (i) above materially
                                           interfered with the ability of
                                           Morgan Stanley or any of its
                                           affiliates to unwind or adjust all
                                           or a material portion of the hedge
                                           position in such Basket Stock with
                                           respect to the PLUS.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading shall not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (2) a decision to permanently
                                        discontinue trading in the relevant
                                        options contract shall not constitute a
                                        Market Disruption Event, (3)
                                        limitations pursuant to NYSE Rule 80A
                                        (or any applicable rule or regulation
                                        enacted or promulgated by the NYSE, any
                                        other United States self- regulatory
                                        organization, the Securities and
                                        Exchange Commission or any other
                                        relevant authority of scope similar to
                                        NYSE Rule 80A as determined by the
                                        Calculation Agent) on trading during
                                        significant market fluctuations shall
                                        constitute a suspension, absence or
                                        material limitation of trading, (4) a
                                        suspension of trading in options
                                        contracts on any Basket Stock or
                                        ordinary shares of the issuer of such
                                        Basket Stock that trades as ADS by the
                                        primary securities market trading in
                                        such options, if available, by reason
                                        of (x) a price change exceeding limits
                                        set by such securities exchange or
                                        market, (y) an imbalance of orders
                                        relating to such contracts or (z) a
                                        disparity in bid and ask quotes
                                        relating to such contracts shall
                                        constitute a suspension, absence or
                                        material limitation of trading in
                                        options contracts related to such
                                        Basket Stock or ordinary shares of the
                                        issuer of
                                        such Basket Stock that trades as ADS
                                        and (5) a suspension, absence or
                                        material limitation of trading on the
                                        primary securities market on which
                                        options contracts related to any Basket
                                        Stock or ordinary shares of the issuer
                                        of such Basket Stock that trades as ADS
                                        are traded shall not include any time
                                        when such securities market is itself
                                        closed for trading under ordinary
                                        circumstances.

Alternate Exchange Calculation
in Case of an Event of Default.......   In case an event of default with
                                        respect to the PLUS shall have occurred
                                        and be continuing, the amount declared
                                        due and payable for each $10 principal
                                        amount of this PLUS upon any
                                        acceleration of this PLUS shall be
                                        determined by the Calculation Agent and
                                        shall be an amount in cash equal to the
                                        Payment at Maturity calculated using
                                        the Basket Value as of the date of
                                        acceleration as the Final Average
                                        Basket Value.

                                        If the maturity of the PLUS is
                                        accelerated because of an event of
                                        default as described above, the Issuer
                                        shall, or shall cause the Calculation
                                        Agent to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to the
                                        Depositary of the aggregate cash amount
                                        due with respect to each $10 principal
                                        amount of this PLUS as promptly as
                                        possible and in no event later than two
                                        Business Days after the date of
                                        acceleration.

Adjustments to the Exchange Ratios....  The Exchange Ratio with respect to a
                                        Basket Stock shall be adjusted as
                                        follows:

                                        1. If a Basket Stock (or, in the case
                                        of a Basket Stock that trades as ADS,
                                        the ordinary shares of the issuer of
                                        such Basket Stock) is subject to a
                                        stock split or reverse stock split,
                                        then once such split has become
                                        effective, the Exchange Ratio for such
                                        Basket Stock shall be adjusted to equal
                                        the product of the prior Exchange Ratio
                                        for such Basket Stock and the number of
                                        shares issued in such stock split or
                                        reverse stock split with respect to one
                                        share of such Basket Stock; provided,
                                        however, that, with respect to a Basket
                                        Stock that trades as ADS, if (and to
                                        the extent that) the issuer of such
                                        Basket Stock or the depositary for the
                                        ADS has adjusted the number of ordinary
                                        shares represented by each ADS so that
                                        the price of the ADS would not be
                                        affected by such stock split or reverse
                                        stock split, no adjustment to the
                                        Exchange Ratio shall be made.

                                        2. If a Basket Stock (or, in the case
                                        of a Basket Stock that trades as ADS,
                                        the ordinary shares of the issuer of
                                        such Basket Stock) is subject (i) to a
                                        stock dividend (issuance of additional
                                        shares of such Basket Stock or ordinary
                                        shares of the issuer of a Basket Stock
                                        that trades as ADS) that is given
                                        ratably to all holders of shares of
                                        such Basket Stock or (ii) to a
                                        distribution of such Basket Stock, or
                                        ordinary shares of the issuer of a
                                        Basket Stock that trades as ADS, as a
                                        result of the triggering of any
                                        provision of the corporate charter of
                                        the issuer of such Basket Stock, then
                                        once the dividend has become effective
                                        and such Basket Stock is trading
                                        ex-dividend, the Exchange Ratio for
                                        such Basket Stock shall be adjusted so
                                        that the new Exchange Ratio for such
                                        Basket Stock shall equal equal the
                                        prior Exchange Ratio for such Basket
                                        Stock plus the product of (i) the
                                        number of shares issued with respect to
                                        one share of such Basket Stock and (ii)
                                        the prior Exchange Ratio for such
                                        Basket Stock; provided, however, that,
                                        with respect to a Basket Stock traded
                                        as ADS, if (and to the extent that) the
                                        issuer of such Basket Stock or the
                                        depositary for the ADS has adjusted the
                                        number of ordinary shares represented
                                        by each ADS so that the price of the
                                        ADS would not be affected by such stock
                                        dividend or stock distribution, no
                                        adjustment to the Exchange Ratio shall
                                        be made.

                                        3. There shall be no adjustments to the
                                        Exchange Ratio for any Basket Stock to
                                        reflect cash dividends or other
                                        distributions paid with respect to the
                                        Basket Stock (or, in the case of a
                                        Basket Stock that trades as ADS, the
                                        ordinary shares of the issuer of such
                                        Basket Stock) other than distributions
                                        described in clauses (i), (iv) and (v)
                                        of paragraph 5 below and Extraordinary
                                        Dividends as described below. For a
                                        Basket Stock that is traded as ADS,
                                        cash dividends or other distributions
                                        paid on the ordinary shares represented
                                        by such ADS shall not be considered
                                        Extraordinary Dividends unless such
                                        cash dividends or other distributions,
                                        when passed through to the holder of
                                        such shares, would constitute
                                        Extraordinary Dividends as described
                                        below. A cash dividend or other
                                        distribution with respect to a Basket
                                        Stock shall be deemed to be an
                                        "Extraordinary Dividend" if such
                                        dividend or other distribution exceeds
                                        the immediately preceding
                                        non-Extraordinary Dividend for such
                                        Basket Stock by an amount equal to at
                                        least 10% of the Closing Price of such
                                        Basket Stock (as adjusted for any
                                        subsequent corporate event requiring an
                                        adjustment hereunder, such as a stock
                                        split or reverse stock split) by an
                                        amount equal to at least 10% of the
                                        Closing Price of such Basket Stock on
                                        the Trading Day preceding the "ex-
                                        dividend date" (that is, the day on and
                                        after which transactions in a Basket
                                        Stock on the primary United States
                                        organized securities exchange or
                                        trading system for such Basket Stock no
                                        longer carry the right to receive that
                                        cash dividend or other cash
                                        distribution) for the payment of such
                                        Extraordinary Dividend. If an
                                        Extraordinary Dividend occurs with
                                        respect to a Basket Stock, the Exchange
                                        Ratio with respect to such Basket Stock
                                        shall be adjusted on the ex-dividend
                                        date with respect to such Extraordinary
                                        Dividend so that the new Exchange Ratio
                                        for such Basket Stock shall equal the
                                        product of (i) the then current
                                        Exchange Ratio for such Basket Stock
                                        and (ii) a fraction, the numerator of
                                        which is the Closing Price of the
                                        Basket Stock on the Trading Day
                                        preceding the ex-dividend date, and
                                        the denominator of which is the amount
                                        by which the Closing Price of the
                                        Basket Stock on the Trading Day
                                        preceding the ex-dividend date exceeds
                                        the Extraordinary Dividend Amount. The
                                        "Extraordinary Dividend Amount" with
                                        respect to an Extraordinary Dividend
                                        for a Basket Stock shall equal (i) in
                                        the case of cash dividends or other
                                        distributions that constitute regular
                                        dividends, the amount per share of such
                                        Extraordinary Dividend minus the amount
                                        per share of the immediately preceding
                                        non-Extraordinary Dividend for such
                                        Basket Stock or (ii) in the case of
                                        cash dividends or other distributions
                                        that do not constitute regular
                                        dividends, the amount per share of such
                                        Extraordinary Dividend. To the extent
                                        an Extraordinary Dividend is not paid
                                        in cash, the value of the non-cash
                                        component shall be determined by the
                                        Calculation Agent, whose determination
                                        shall be conclusive. A distribution on
                                        a Basket Stock described in clause (i),
                                        (iv) or (v) of paragraph 5 below that
                                        also constitutes an Extraordinary
                                        Dividend shall cause an adjustment to
                                        the Exchange Ratio pursuant only to
                                        clause (i), (iv) or (v) of paragraph 5,
                                        as applicable.

                                        4. If the issuer of a Basket Stock
                                        issues rights or warrants to all
                                        holders of a Basket Stock to subscribe
                                        for or purchase such Basket Stock at an
                                        exercise price per share less than the
                                        Closing Price of such Basket Stock on
                                        both (i) the date the exercise price of
                                        such rights or warrants is
                                        determined and (ii) the expiration date
                                        of such rights or warrants, and if the
                                        expiration date of such rights or
                                        warrants precedes the maturity of the
                                        PLUS, then the Exchange Ratio for such
                                        Basket Stock shall be adjusted to equal
                                        the product of the prior Exchange Ratio
                                        for such Basket Stock and a fraction,
                                        the numerator of which shall be the
                                        number of shares of such Basket Stock
                                        outstanding immediately prior to the
                                        issuance of such rights or warrants
                                        plus the number of additional shares of
                                        such Basket Stock offered for
                                        subscription or purchase pursuant to
                                        such rights or warrants and the
                                        denominator of which shall be the
                                        number of shares of such Basket Stock
                                        outstanding immediately prior to the
                                        issuance of such rights or warrants
                                        plus the number of additional shares of
                                        such Basket Stock which the aggregate
                                        offering price of the total number of
                                        shares of such Basket Stock so offered
                                        for subscription or purchase pursuant
                                        to such rights or warrants would
                                        purchase at the Closing Price on the
                                        expiration date of such rights or
                                        warrants, which shall be determined by
                                        multiplying such total number of shares
                                        offered by the exercise price of such
                                        rights or warrants and dividing the
                                        product so obtained by such Closing
                                        Price.

                                        5. Any of the following shall
                                        constitute a Reorganization Event: (i)
                                        there occurs any reclassification or
                                        change of a Basket Stock (or, in the
                                        case of a Basket Stock that trades as
                                        ADS, the ordinary shares of the issuer
                                        of such Basket Stock), including,
                                        without limitation, as a result of the
                                        issuance of any tracking stock by the
                                        issuer of such Basket Stock, (ii) the
                                        issuer of a Basket Stock or any
                                        surviving entity or subsequent
                                        surviving entity of the issuer of such
                                        Basket Stock (an "Issuer Successor")
                                        has been subject to a merger,
                                        combination or consolidation and is not
                                        the surviving entity, (iii) any
                                        statutory exchange of securities of the
                                        issuer of a Basket Stock or any Issuer
                                        Successor with another corporation
                                        occurs (other than pursuant to clause
                                        (ii) above), (iv) the issuer of a
                                        Basket Stock is liquidated, (v) the
                                        issuer of a Basket Stock issues to all
                                        of its shareholders equity securities
                                        of an issuer other than the issuer of
                                        such Basket Stock (other than in a
                                        transaction described in clause (ii),
                                        (iii) or (iv) above) (a "Spinoff
                                        Event") or (vi) a tender or exchange
                                        offer or going-private transaction is
                                        consummated for all the outstanding
                                        shares of such Basket Stock. If any
                                        Reorganization Event occurs, in each
                                        case as a result of
                                        which the holders of a Basket Stock are
                                        entitled to receive stock, other
                                        securities or other property or assets
                                        (including, without limitation, cash or
                                        other classes of securities of the
                                        issuer of such Basket Stock and
                                        including (x) in the case of the
                                        issuance of tracking stock, the
                                        reclassified share of the Basket Stock,
                                        (y) in the case of a Spin-off Event,
                                        the share of the Basket Stock with
                                        respect to which the spun-off security
                                        was issued and (z) in the case of any
                                        other Reorganization Event where the
                                        Basket Stock continues to be held by
                                        the holders receiving such
                                        distribution, the Basket Stock)
                                        (collectively, "Exchange Property")
                                        with respect to or in exchange for such
                                        Basket Stock, then in lieu of using the
                                        product of the Closing Price and the
                                        Exchange Ratio for such Basket Stock to
                                        calculate the Basket Value on any date,
                                        the Calculation Agent shall use the
                                        Exchange Property Value on such date.
                                        The Exchange Property Value at any date
                                        means (i) for any cash received per
                                        share of Basket Stock, the amount of
                                        cash received per share of Basket Stock
                                        as adjusted by the applicable Exchange
                                        Ratio for such Basket Stock on the date
                                        of such Reorganization Event, (ii) for
                                        any property other than cash or
                                        securities received in such
                                        distribution, the market value, as
                                        determined by the Calculation Agent, as
                                        of the date of receipt, of such
                                        Exchange Property received for each
                                        share of Basket Stock, as adjusted by
                                        the Exchange Ratio for such Basket
                                        Stock on the date of such
                                        Reorganization Event, (iii) for any
                                        security received in any such
                                        distribution, an amount equal to the
                                        Closing Price, as of the date on which
                                        the Exchange Property Value is
                                        determined, per share of such security
                                        multiplied by the quantity of such
                                        security received for each share of
                                        Basket Stock, as adjusted by the
                                        Exchange Ratio for such Basket Stock on
                                        the date of the initial distribution of
                                        such Exchange Property (such
                                        as-adjusted quantity, a "New Exchange
                                        Ratio") and (iv) if the Exchange
                                        Property was distributed with respect
                                        to, rather than in exchange for, a
                                        Basket Stock, an amount equal to the
                                        Closing Price, as of the date on which
                                        the Exchange Property Value is
                                        determined, for such Basket Stock
                                        multiplied by the Exchange Ratio as of
                                        the date on which the Exchange Property
                                        Value is determined. Holders of PLUS
                                        shall not receive any interest accrued
                                        on the cash component of any Exchange
                                        Property. Any New Exchange Ratio shall
                                        also be subject to the adjustments set
                                        forth in paragraphs 1 through 5 hereof.

                                        For purposes of paragraph 5 above, in
                                        the case of a consummated tender or
                                        exchange offer or going-private
                                        transaction involving Exchange Property
                                        of a particular type, Exchange Property
                                        shall be deemed to include the amount
                                        of cash or other property paid by the
                                        offeror in the tender or exchange offer
                                        with respect to such Exchange Property
                                        (in an amount determined on the basis
                                        of the rate of exchange in such tender
                                        or exchange offer or going-private
                                        transaction). In the event of a tender
                                        or exchange offer or a going-private
                                        transaction with respect to Exchange
                                        Property in which an offeree may elect
                                        to receive cash or other property,
                                        Exchange Property shall be deemed to
                                        include the kind and amount of cash and
                                        other property received by offerees who
                                        elect to receive cash.

                                        If a Closing Price for a Basket Stock
                                        is no longer available for a Basket
                                        Stock for whatever reason, including
                                        the liquidation of the issuer of such
                                        Basket Stock or the subjection of such
                                        issuer to a proceeding under any
                                        applicable bankruptcy, insolvency or
                                        other similar law, then the value of
                                        such Basket Stock shall equal zero for
                                        so long as no Closing Price is
                                        available. There shall be no
                                        substitution for any such Basket Stock.

                                        With respect to a Basket Stock that is
                                        traded as ADS, in the event that the
                                        issuer of such Basket Stock or the
                                        depositary for such ADS elects, in the
                                        absence of any of the events described
                                        above, to change the number of ordinary
                                        shares that are represented by such
                                        ADS, the Exchange Ratio for such Basket
                                        Stock on any Trading Day after the
                                        change becomes effective shall be
                                        proportionately adjusted.

                                        No adjustment to the Exchange Ratio for
                                        any Basket Stock shall be required
                                        unless such adjustment would require a
                                        change of at least .1% in the Exchange
                                        Ratio of such Basket Stock then in
                                        effect. The Exchange Ratio resulting
                                        from any of the adjustments specified
                                        above shall be rounded to the nearest
                                        one hundred-thousandth, with five
                                        one-millionths rounded upward.
                                        Adjustments to the Exchange Ratio of a
                                        Basket Stock shall be made up to and
                                        including the final scheduled Basket
                                        Valuation Date.

                                        No adjustments to the Exchange Ratio
                                        for any Basket Stock shall be required
                                        other than those specified above.

                                        The adjustments specified above do not
                                        cover all of the events that could
                                        affect the Closing Price of a Basket
                                        Stock, including, without limitation, a
                                        partial tender or exchange offer for a
                                        Basket Stock (or, in the case of a
                                        Basket Stock that trades as ADS, the
                                        ADS or the ordinary shares of the
                                        issuer of such Basket Stock).

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to any
                                        Exchange Ratio for a Basket Stock or
                                        method of calculating the Exchange
                                        Property Value and of any related
                                        determinations and calculations with
                                        respect to any distributions of stock,
                                        other securities or other property or
                                        assets (including cash) in connection
                                        with any corporate event described in
                                        paragraph 5 above, and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive in
                                        the absence of manifest error.

                                        The Calculation Agent shall provide
                                        information as to any adjustments to
                                        any Exchange Ratio upon written request
                                        by any investor in the PLUS.

Treatment of PLUS for
United States Federal
Income Tax Purposes..................   The Issuer, by its sale of this PLUS,
                                        and the holder of this PLUS (and any
                                        successor holder of, or holder of a
                                        beneficial interest in, this PLUS), by
                                        its respective purchase hereof, agree
                                        (in the absence of an administrative
                                        determination or judicial ruling to the
                                        contrary) to characterize each $10
                                        principal amount of this PLUS for all
                                        tax purposes as a single financial
                                        contract with respect to the Basket
                                        that (i) requires the holder of this
                                        PLUS to pay to the Issuer at inception
                                        an amount equal to $10 and (ii)
                                        entitles the holder to receive at
                                        maturity an amount in cash based upon
                                        the performance of the Basket.

     Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.), a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & Co., or registered assignees, the principal sum of U.S.$
(UNITED STATES DOLLARS               ), on the Maturity Date specified above
(except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and on the Maturity Date (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments shall commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note shall accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date, a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) shall be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, shall be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, shall be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest

Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note shall be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments shall be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) shall be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten calendar days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of, premium, if any, and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) shall convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note shall be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency of U.S. dollars for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment shall be made in the Specified Currency. All currency exchange costs shall be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED: February 10, 2004                       MORGAN STANLEY



                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION

This is one of the Notes referred
    to in the within-mentioned
    Senior Indenture.

JPMORGAN CHASE BANK,
    as Trustee



By:
   -------------------------------
   Authorized Officer

                              REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note shall not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, shall not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face of hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof shall be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of hereof, this Note shall be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment, provided that this Note is issued with original issue discount, this Note shall be repayable on the applicable Optional Repayment Date or Dates at the price(s) specified on the face hereof. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 calendar days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, shall be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note shall include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note shall be computed and paid on the basis of a 360 day year of twelve 30 day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal

Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee shall maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee shall not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes shall be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency or reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the Senior Indenture, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal or premium, if any, or interest on such debt securities) by the holders of a majority in aggregate principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration and Redemption," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption," such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of redemption, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of redemption) (the "Amortized Amount")), if the Issuer determines that, as a result of any change in or amendment to the laws, or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Initial Offering Date hereof, the Issuer has or shall become obligated to pay Additional Amounts, as defined below, with respect to this Note as described below. Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent legal counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

     Notice of redemption shall be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, which date and the applicable redemption price shall be specified in the notice.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," the Issuer shall, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a United States Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States, or any political subdivision or taxing authority thereof or therein, shall not be less than the amount provided for in this Note to be then due and payable. The Issuer shall not, however, be required to make any payment of Additional Amounts to any such holder who is a United States Alien for or on account of:

          (a) any present or future tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder, or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation for United States federal income tax purposes, and the United States, including, without limitation, such holder, or such fiduciary, settlor, beneficiary, member or shareholder, being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by or on behalf the holder of this Note for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (b) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

          (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax exempt organization or a bank receiving interest under Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of this Note;

          (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

          (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) or (g).

In addition, the Issuer shall not be required to make any payment of Additional Amounts (i) to any such holder where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings; or (ii) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting this Note or the relevant coupon to another Paying Agent in a member state of the European Union. Nor shall the Issuer pay Additional Amounts with respect to any payment on this Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

     The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities or for other property or the cash value of the property (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer shall be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency shall not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate shall be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer shall cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated. If any European Union Directive on the taxation of savings comes into force, the Issuer will, to the extent possible as a matter of law, maintain a Paying Agent in a member state of the European Union that shall not be obligated to withhold or deduct tax pursuant to any such Directive or any law implementing or complying with, or introduced in order to conform to, such Directive.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     As used herein, the term "United States Alien" means any person who is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

     All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


         TEN COM    -   as tenants in common
         TEN ENT    -   as tenants by the entireties
         JT TEN     -   as joint tenants with right of survivorship
                        and not as tenants in common


    UNIF GIFT MIN ACT -                       Custodian
                       -----------------------         ------------------------
                              (Minor)                           (Cust)

    Under Uniform Gifts to Minors Act
                                     ----------------------------
                                              (State)

    Additional abbreviations may also be used though not in the above list.

                            -----------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



---------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE]


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.



Dated:
      -----------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be r thereof which the holder elects to have repaid:________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note shall be issued for the portion not being repaid):_________________.


Dated:
      ----------------------------     ----------------------------------------
                                       NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.